Exhibit 23.1


                              Allen G. Reeves, P.C.
                          Attorney and Counselor at Law
                             900 Equitable Building
                             730 Seventeenth Street
                             Denver, Colorado 80202
                        (303) 534-6278 Fax (303) 825-9147


                               September 29, 1999





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re:  Consent to be named in the S-8 Registration
          Statement of Empire Energy Corporation (the
          "Registrant") to be filed on or about October 5, 1999, covering the registration and issuance of up to 1,000,000 shares of common stock to pursuant to Registrant 1999 Stock Plan (the "Plan")

Ladies and Gentlemen:

     I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.


                                                    Very truly yours,

                                                    Allen G. Reeves, P.C.


                                                    By /s/ Allen G. Reeves
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